UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 14, 2006

(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 14, 2006, the Alaska Air Group Board of Directors voted to amend the Company’s Performance Based Pay Plan to allow for payouts under the plan to be denominated in shares of the Company’s Common Stock and in performance shares. Such payouts will be made at the discretion of the Compensation Committee of the Alaska Air Group Board of Directors. A copy of the amended Performance Based Pay plan is attached as Exhibit 10.1.

Earlier, on September 13, 2006, the Compensation Committee voted, subject to approval by the Alaska Air Group Board of Directors, to denominate any payout earned by Mr. William Ayer pursuant to the 2006 Performance Based Pay plan in Common Stock of Alaska Air Group.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Performance Based Pay Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC. Registrant

Date: September 18, 2006

/s/ Keith Loveless
Keith Loveless
General Counsel and Corporate Secretary

/s/ Bradley D. Tilden
Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer

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